UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549



                             FORM 8-K/A


                           CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  November 23, 1999



                     MCHENRY METALS GOLF CORP.
       (Exact name of registrant as specified in its chapter)




         NEVADA            333-53737           87-0429261

    (State or other    (Commission File      (IRS Employer
    jurisdication of        Number)       Identification No.)
     incorporation)



   1945 CAMINO VIDA ROBLE, SUITE J, CARLSBAD,       92008
                      CA

    (Address of principal executive offices)     (Zip Code)



                           (760) 929-0015
        (Registrant's telephone number, including area code)



  ITEM 4 - Changes in Registrant's Certifying Accountant

  By letter dated November 23, 1999 the firm BDO Seidman, LLP notified the Registrant, in writing, that the client-auditor relationship between the Registrant and BDO Seidman, LLP has ceased.

       The BDO Seidman LLP report on the consolidated financial statements of the Registrant for the year ended was modified as to the Company's ability to continue as a going concern due to net losses suffered, working capital deficiencies, accumulated deficit and the default with regard to its line of credit agreement.

       In connection with the audit of the Registrant's consolidated financial statements for the year ended December 31, 1998, and during the subsequent unaudited interim period since December 31, 1998 through November 23, 1999, there were no disagreements with BDO Seiman LLP on matters as to accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of BDO Seidman LLP, would have caused BDO Seidman LLP to make reference to the matter in their report.


  ITEM 7      16-1                Letter of BDO Seidman LLP
                             Dated December 14, 1999


              SIGNATURES

    Pursuant to the requirements of the Securities Exchange
  Act of 1934, the Registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

              McHenry Metals Golf Corp.



  Date:  December 23, 1999   By:  /s/ Theodore Aroney

              Name:  Theodore Aroney
              Title:  Vice Chairman of the Board